  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2001
                                                         REGISTRATION NO. 333-
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                                  SOLUTIA INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                  43-1781797
       (STATE OR OTHER JURISDICTION                      (IRS EMPLOYER
    OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

  575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI 63166-6760
                                 (314) 674-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                             KARL R. BARNICKOL, ESQ.
   575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI 63166-6760
                                 (314) 674-1000
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                         AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                 WITH COPIES TO:

                            KATHLEEN S. SCHOENE, ESQ.
                             ARMSTRONG TEASDALE LLP
                       ONE METROPOLITAN SQUARE, SUITE 2600
                         ST. LOUIS, MISSOURI 63102-2740

                              --------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /
    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/
    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /

                              --------------------

                                                CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                                            PROPOSED
   TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO       PROPOSED MAXIMUM PRICE   MAXIMUM AGGREGATE       AMOUNT OF
            TO BE REGISTERED               BE REGISTERED (1)      PER SECURITY (2)      OFFERING PRICE (1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Common Stock, par value
$.01 per share (3), Preferred Stock, par
value $.01 per share, Depositary Shares
representing Preferred Stock, Warrants,
Stock Purchase Contracts and Stock
Purchase Units (4)                           $800,000,000                                  $800,000,000        $191,200 (5)
==============================================================================================================================



(1) In no event will the aggregate initial offering price of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares representing Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units issued under this Registration Statement exceed $800,000,000, or, if any securities are in any foreign currency units, the U.S. dollar equivalent of $800,000,000 and if any securities are issued at original issue discount, such greater amount as shall result in an aggregate offering price not to exceed $800,000,000.

(2) Not applicable pursuant to General Instruction II (D) to Form S-3.

(3) Each share of Common Stock includes one Preferred Share Purchase Right ("Right"). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

(4) In addition to any Preferred Stock or Common Stock or Depositary Shares that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of Preferred Stock or Common Stock or Depositary Shares as may be issued upon conversion or exchange of Debt Securities or Preferred Stock or exercise of Stock Purchase Contracts, as the case may be. Separate consideration may not be received for any shares of Preferred Stock or Common Stock or Depositary Shares so issued upon conversion, exchange or exercise.

(5) Pursuant to Rule 457(p) under the Securities Act, $158,500 of the filing fee paid with respect to Registration Statement No. 333-46070 initially filed by the Registrant on September 19, 2000 is offset against the currently due filing fee. No securities have been offered or sold pursuant to Registration Statement No. 333-46070.


                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
==============================================================================

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.


          Prospectus, Subject to Completion, Dated December 21, 2001.

                                  $800,000,000

                                  SOLUTIA INC.
                           575 Maryville Centre Drive
                         St. Louis, Missouri 63166-6760
                                 (314) 674-1000

       Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants to Purchase Debt Securities, Warrants to Purchase Common Stock,
 Warrants to Purchase Preferred Stock, Warrants to Purchase Depositary Shares,
               Stock Purchase Contracts and Stock Purchase Units

                              --------------------


         This prospectus describes debt and equity securities that we may issue and sell at various times:

     o Our prospectus supplements will be filed at later dates and will contain specific terms of each issuance of debt or equity securities.

     o We can issue debt and equity securities with a total offering price of up to $800,000,000 under this prospectus.

     o We may sell the debt and equity securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements. We may also sell debt and equity securities directly to investors.

         Our common stock is listed on the New York Stock Exchange under the trading symbol "SOI." Any common stock sold by a prospectus supplement will be listed on the New York Stock Exchange, upon official notice of issuance.

         You should read this prospectus and any prospectus supplement carefully before you decide to invest. We will not sell any of the securities being offered without delivery of the applicable prospectus supplement describing the method and terms of the offering of the series of securities being offered.

                              --------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------


                        Prospectus dated ______ __, ____.


                                    TABLE OF CONTENTS
ABOUT THIS PROSPECTUS.................................................................1

WHERE YOU CAN FIND MORE INFORMATION...................................................1

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS.................................2

ABOUT SOLUTIA.........................................................................4

USE OF PROCEEDS.......................................................................5

RATIO OF EARNINGS TO FIXED CHARGES....................................................6

DESCRIPTION OF THE SECURITIES WE MAY OFFER............................................6

DESCRIPTION OF DEBT SECURITIES........................................................7

DESCRIPTION OF COMMON STOCK..........................................................26

DESCRIPTION OF PREFERRED STOCK.......................................................30

DESCRIPTION OF DEPOSITARY SHARES.....................................................31

DESCRIPTION OF WARRANTS..............................................................34

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.....................35

PLAN OF DISTRIBUTION.................................................................36

VALIDITY OF THE OFFERED SECURITIES...................................................37

EXPERTS..............................................................................37

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total dollar amount of the securities we will sell through these offerings will not exceed
$800,000,000.

         This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

         This prospectus provides you with only a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" below.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement and our other filings are available over the Internet at http://www.sec.gov. You may also read and copy any document we file, including the registration statement, at the SEC public reference room at:


                            450 Fifth Street, N.W.
                            Washington, D.C. 20549

         You may call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

         Our common stock is quoted on the New York Stock Exchange under the symbol "SOI," and our SEC filings can also be read at:


                            New York Stock Exchange
                            20 Broad Street
                            New York, New York 10005

         The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered part of this prospectus. Any information we file with the SEC later will automatically update and, to the extent inconsistent, supersede the information in this prospectus. We incorporate by reference the documents listed below:

              o Our annual report on Form 10-K for the year ended December 31, 2000;

              o Our quarterly reports on Form 10-Q for the quarters ended March 31, 2001, and June 30, 2001, and September 30, 2001;

              o Our current report on Form 8-K filed on December 21, 2001; and

              o Our Form 10 filed on August 7, 1997, and amended on August 19, 1997, for a description of our common stock.

         We also incorporate by reference any future filings we make with the SEC, including any filings we make before the registration statement becomes effective, under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we have sold all the offered securities to which this prospectus relates or the offering is otherwise terminated.

         You may request a copy of these filings, at no cost, by writing to us at the following address or telephoning us at (314) 674-4520:

                            Solutia Inc.
                            Investor Relations
                            P.O. Box 66760
                            St. Louis, Missouri 63166-6760

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

         We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws. We consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements:

            o our expected future financial position, liquidity, results of operations, profitability and cash flows;

            o   dividends;

            o   financing plans;

            o   business strategy;

            o   budgets;

            o   projected cost reductions;

            o effect of changes in accounting due to recently issued accounting standards;

            o   plans and objectives of management for future operations;

            o   competitive position;

            o   growth opportunities for existing products;

            o   price increases;

            o   benefits from new technology; and

            o   share repurchases.

These statements are not guarantees of our future performance. They represent our estimates and assumptions only on the date we made them. There are risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project. These risks, uncertainties and factors include:

            o general economic, business and market conditions, which affect us because some of our customers are in cyclical businesses;

            o lower prices for our products or a decline in our market share due to competition or price pressure by customers;

            o ability to implement cost reduction initiatives in a timely manner;

            o   customer acceptance of new products;

            o   efficacy of new technology and facilities;

            o   shortages or pricing of raw materials and energy;

            o   currency fluctuations;

            o ability to acquire and integrate new businesses or divest existing businesses;

            o   changes in U.S. and foreign laws and regulations; and

            o exposure to product liability and other litigation and cost of environmental remediation.

    These forward-looking statements represent our estimates and assumptions only on the date they were made. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference.

    All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date of this prospectus. For more information on the uncertainty of forward-looking statements, see our annual report on Form 10-K for the year ended December 31, 2000, and our quarterly reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001.

                                 ABOUT SOLUTIA

         Solutia Inc. and its subsidiaries make and sell a variety of high performance chemical-based materials. Using our world-class skills, we create solutions for industrial and individual consumers in household goods, construction, vehicles, industrial products, and pharmaceuticals. Our materials and services include:

          o   SAFLEX(R) plastic interlayer, which is

                -  used to make laminated glass for windshields;

                - marketed under the product category Enhanced Protective Glass or EPG to the automotive industry for side and rear windows; and

                - branded as KEEPSAFE(R) and KEEPSAFE MAXIMUM(R) for architectural applications;

          o LLUMAR(R) and VISTA(R) custom coated window films for after-market automotive and architectural applications; and industrial films for use in high-tech electronic display applications;

          o A variety of branded resins and additives used to produce high-performance coatings for various materials such as metal, wood and plastic; and adhesives;


          o Process research, process development and scale-up services for the pharmaceutical industry;


          o Specialty chemicals such as DEQUEST(R) water treatment chemicals, THERMINOL(R) heat transfer fluids and SKYDROL(R) aviation hydraulic fluids; and

          o An integrated family of nylon products, including VYDYNE(R) and ASCEND(TM) nylon polymers; nylon fibers such as WEAR-DATED(R) and ULTRON VIP(R) used in carpet; ACRILAN(R) acrylic fibers; and chemical intermediates.

         Solutia Inc. was incorporated in April 1997 as a holding company for most of the chemical businesses of the former Monsanto Company, now known as Pharmacia Corporation. On September 1, 1997, Monsanto distributed our shares as a dividend to Monsanto's stockholders, and we became an independent publicly held company listed on the New York Stock Exchange.

         Solutia Inc. is a Delaware corporation, and our principal executive office is located at 575 Maryville Centre Drive, St. Louis, Missouri 63166-6760. Our telephone number at that address is (314) 674-1000. All references to "we," "us," or "Solutia" in this prospectus mean, unless the context indicates otherwise or unless otherwise specified, Solutia Inc. and its consolidated subsidiaries.

         For additional information about Solutia, refer to the documents we have incorporated by reference. See "Where You Can Find More Information" beginning on page 1 to learn how to obtain copies of these documents.

                                 USE OF PROCEEDS

         We expect that the net proceeds from some of the securities under this registration statement will be used to reduce borrowings under our bank credit facility and that affiliates of some of the lenders under that facility will participate in offerings of the securities as underwriters. Unless we indicate otherwise in the prospectus supplement, we expect to use the remaining net proceeds we receive from any offering of these securities for some or all of the following purposes:

            o repayment of a portion of our existing short-term and long-term debt;

            o   capital expenditures;

            o   additional working capital;

            o   acquisitions; and

            o   general corporate purposes.

Before we apply the proceeds to the intended use, we may temporarily invest the proceeds in short-term, interest-bearing instruments or other investment-grade debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our consolidated ratio of earnings to fixed charges for the four-month period ended December 31, 1997, the fiscal years ended December 31, 1998, 1999 and 2000, and the nine-month period ended September 30, 2001.

                                              Years Ended
                     Four Months Ended        December 31,         Nine Months Ended
                     December 31, 1997  1998     1999       2000   September 30, 2001
                     -----------------  ----     ----       ----   ------------------
Ratio of Earnings
to Fixed Charges           3.23         7.69     6.18       1.35          1.58

        We have calculated the ratio of earnings to fixed charges according to a formula the SEC requires us to use. This formula defines earnings generally as our pre-tax earnings from operations before equity earnings from affiliates, less interest expense and defines fixed charges generally as all interest and interest-related payments and accruals. Earnings include restructuring and other unusual items of $122 million for the year ended December 31, 2000, $61 million for the year ended December 31, 1999, and $72 million for the four months ended December 31, 1997. For the nine months ended September 30, 2001, the amount includes a gain of $28 million that resulted from an insurance settlement. If you would like to see how we have calculated these ratios, you should review Exhibit 99 to our quarterly report on Form 10-Q for the quarter ended September 30, 2001, incorporated by reference in the registration statement.

        We have not calculated the ratio of earnings to fixed charges for periods before September 1, 1997. Computation of the ratio of earnings to fixed charges is not meaningful before that date because we were not an independent company and the former Monsanto Company did not allocate debt to us.

        Because we have not issued any preferred stock to date, the ratio of earnings to fixed charges and preferred stock dividend requirements is identical to the ratio shown above.

                   DESCRIPTION OF THE SECURITIES WE MAY OFFER

         We may issue, from time to time, in one or more offerings the following securities:

            o   debt securities, which may be senior or subordinated;

            o   shares of common stock;

            o shares of preferred stock or depositary shares representing fractions of shares of preferred stock;

            o warrants exercisable for debt securities, common stock, preferred stock or depositary shares;

            o   stock purchase contracts; and

            o   stock purchase units.

         The aggregate initial offering price of these offered securities that we may issue will not exceed $800,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

         This prospectus contains a summary of the material general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplements does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in the prospectus supplement. See "Where You Can Find More Information" beginning on page 1 to find out how you can obtain a copy of those documents.

         The prospectus supplement will also contain the terms of the offering, the initial public offering price and the net proceeds to Solutia. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

                         DESCRIPTION OF DEBT SECURITIES

         This section summarizes the terms that will generally apply to the debt securities we may offer. The prospectus supplement relating to any particular debt securities will contain most of the financial terms and other specific terms applicable to those securities. Those terms may vary from the terms described here. The prospectus supplement may also describe material federal income tax consequences of the particular securities. As used in this section, "we," "us," "our" and "Solutia" refer to Solutia Inc. and not to any of our subsidiaries.

         The debt securities that we may issue will be unsecured, direct, general obligations of Solutia. We may issue either senior debt securities or subordinated debt securities. Our senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Solutia. Our subordinated debt securities will be subordinated in right of payment to the prior payment in full of the "senior debt" of Solutia, as described below under "Subordination of Subordinated Debt Securities" beginning on page 10 and in the prospectus supplement applicable to any subordinated debt securities that we may offer.

         As required by federal law for all bonds and notes publicly offered by companies, the debt securities will be issued under a document called an "indenture." An indenture is a contract between us and a corporate trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf described under "Remedies If an Event of Default Occurs" beginning on page 15. Second, the trustee performs administrative duties for us, such as sending your interest payments, transferring your securities to a new buyer if you sell and sending you notices.

         We will issue any senior debt securities under a "senior debt indenture," and any subordinated debt securities under a separate "subordinated debt indenture." Each indenture will be between Solutia and a trustee that meets the requirements of the Trust Indenture Act of 1939. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture as an "indenture" or, collectively, as the "indentures."

         The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

         The prospectus supplement for any particular debt securities will indicate whether the debt securities are senior debt securities or subordinated debt securities and describe the specific terms of the debt securities. Because this summary and the summary in any prospectus supplement do not contain all of the information you might find useful, you should read the applicable indenture for provisions that may be important to you. In the summaries we include in parentheses references to sections of the indentures so that you can easily locate these provisions. The indentures are substantially identical, except that our covenants described in the second paragraph under "Consolidation, Merger or Sale of Assets" beginning on page 12 and under "Restrictive Covenants in Senior Debt Indenture" beginning on page 17 are included only in the senior debt indenture and the provisions relating to subordination described under "Subordination of Subordinated Debt Securities" beginning on page 10 are included only in the subordinated debt indenture. The forms of the indentures are exhibits to the registration statement. See "Where You Can Find More Information" beginning on page 1 to find out how you can obtain a copy of the registration statement.

TERMS OF DEBT SECURITIES TO BE INCLUDED IN THE PROSPECTUS SUPPLEMENT

         The prospectus supplement for any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of the debt securities of that series. These terms may include the following:

            o the title of the debt securities, whether they are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

            o the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

            o the date or dates on which the principal of the debt securities will be payable;

            o the interest rate or rates, if any, and the date or dates from which the interest accrues;

            o the dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

            o the places where the principal of and any premium and any interest on the debt securities will be payable;

            o whether the offered debt securities are redeemable at our option and, if so, the redemption price or prices and other redemption terms and conditions;

            o whether we must redeem or purchase the offered debt securities according to any sinking fund or similar provision or at the option of the holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, in accordance with that obligation;

            o if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which debt securities of the series will be issuable;

            o if other than the principal amount, the portion of the principal amount payable if the maturity of the debt securities is accelerated;

            o whether any index, formula or other method will determine payments of principal or interest and the manner of determining the amount of the payments;

            o if other than U.S. dollars, the currency, currencies or currency units in which the principal of, or any premium or interest on, debt securities of the series will be payable;

            o if the principal or any premium or interest is to be payable, at the election of Solutia or the holder, in a currency or currencies other than that or those in which the debt securities are stated to be payable, the currency or currencies in which the payment may be elected to be payable and the periods within which, and the terms and conditions upon which, the election is to be made;

            o whether we have the right to defer payments of interest by extending the interest payment period and the duration of any permissible extension;

            o whether the provisions relating to defeasance and covenant defeasance described under "Defeasance and Covenant Defeasance" beginning on page 20 apply;

            o if the debt securities will be issued in whole or in part in the form of a book-entry debt security, as described under the heading "Book-Entry Securities" beginning on page 23, the depositary for the debt securities and the terms and conditions, if any, upon which the book-entry debt securities may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

            o any addition to, or change in, the events of default described under "Remedies If an Event of Default Occurs" beginning on page 15;

            o any addition to, or change in, the covenants in the indenture applicable to the debt securities;

            o if applicable, the terms of any right to convert or exchange the debt securities into common or preferred stock or depositary shares of Solutia;

            o whether the debt securities will be sold as part of units consisting of debt securities and other securities;

            o if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered; and

            o   any other terms consistent with the applicable indenture.

         We may issue some of the debt securities at a substantial discount below their principal amount as "original issue discount securities." "Original issue discount securities" means that less than the entire principal amount of the securities will be payable upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe any material federal income tax consequences and other considerations that apply to original issue discount securities.

         Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate and debt securities issued as part of units consisting of debt securities and other securities may be sold or deemed to be sold at a discount below their stated principal amount. If Solutia has the right to defer interest with respect to any debt securities, the holders of these debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         To the extent provided in the subordinated debt indenture, the payment of the principal of, and any premium and interest on, any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment to the prior payment in full of all our "senior debt," as defined below. This means that in some circumstances, if we do not make payments on all of our debt obligations as they come due, the holders of our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on our senior debt before the holders of subordinated debt securities will be entitled to receive any amounts on the subordinated debt securities. These circumstances include:

            o our filing for bankruptcy or the occurrence of other events in bankruptcy, insolvency or similar proceedings (Section
                1302);

            o any liquidation, dissolution or winding up of our company, or any assignment for the benefit of our creditors or marshaling of our assets (Section 1302); or

            o acceleration of the maturity of the subordinated debt securities. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under "Remedies If an Event of Default Occurs" beginning on page
                15. (Section 1303)

         In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on any senior debt beyond any applicable grace period and do not cure that default, or if an event of default that permits the holders of any senior debt or a trustee on their behalf to accelerate the maturity of the senior debt occurs, or if any judicial proceeding is pending with respect to a payment default or event of default of this kind with respect to senior debt. (Section 1303)

         These subordination provisions mean that if we are insolvent, a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt.

         "Senior debt" means the principal of, any premium and unpaid interest on all of our present and future:

            o   indebtedness for money that we borrow;

            o obligations represented by our bonds, debentures, notes or similar instruments;

            o indebtedness incurred, assumed or guaranteed when we acquire any business, property or assets except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;

            o obligations that we owe as a lessee under leases that generally accepted accounting principles require us to capitalize on our balance sheet;

            o reimbursement obligations under letters of credit relating to indebtedness or other obligations of the kind referred to in the four bullets above; and

            o obligations under our guarantees of the indebtedness or obligations of others of the kind referred to in the five bullets above.

         Senior debt does not include any indebtedness that expressly states in the instrument creating or evidencing it that it is not superior in right of payment to the subordinated debt securities. Senior debt also does not include any subordinated debt securities.

         The applicable prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe the approximate amount, on a recent date, of senior debt outstanding to which the subordinated debt securities of that series will be subordinated. Neither indenture limits the amount of senior debt we are permitted to have, and we may incur additional senior debt after the issuance of any subordinated debt securities.

CONVERSION OR EXCHANGE OF DEBT SECURITIES

         The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for Solutia common or preferred stock or depositary shares. These terms will include whether the conversion or exchange is mandatory, or is at Solutia's option or the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price, any other terms related to conversion and any anti-dilution protections.

CONSOLIDATION, MERGER OR SALE OF ASSETS

         The indentures generally permit Solutia to consolidate with or merge into another company. They also permit us to sell substantially all our assets to another company. However, we may not take any of these actions unless the following conditions are met (Section 801):

            o If we merge out of existence or sell our assets, the other company may not be organized under a foreign country's laws. In other words, the other company must be a corporation, partnership, limited liability company or trust organized under U.S. state or federal law or the laws of the District of Columbia. In addition, the other company must agree to be legally responsible for the debt securities; and

            o The merger, sale of assets or other transaction must not cause a default on the debt securities. For purposes of this no-default test, a default would include any event of default described below under "Remedies If an Event of Default Occurs" beginning on page 15 that has occurred and is continuing. A default for this purpose would also include any event that would be an event of default if the requirement for giving us default notice or the requirement that the default had to exist for a specific period of time was disregarded.

         It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving some lenders rights in that property that are preferential to the rights of other lenders if we fail to pay back the lenders who benefit from the mortgage or other legal mechanism. In the senior debt indenture, we have promised to limit these preferential rights on our property, called "liens," as discussed below under "Restriction Upon Liens" beginning on page 17. If a merger or other transaction would create any liens on our property, we must comply with the covenant on restrictions upon liens. We would do this either by creating only liens permitted by the covenant or by granting an equivalent or higher ranking lien on the same property to the holders of the senior debt securities. (Section 802)

         If we merge out of existence or sell substantially all our assets, the surviving or acquiring entity will be substituted for Solutia in the indentures with the same effect as if it had been an original party to the indentures. After a merger or sale of substantially all our assets, the surviving or acquiring entity may exercise Solutia's rights and powers under each indenture, and Solutia will be released from all its liabilities and obligations under the indenture and under the debt securities. (Section 803 in the senior debt indenture and Section 802 in the subordinated debt indenture)

MODIFICATION AND WAIVER

MODIFICATION

         There are three types of changes we can make to the indentures and the debt securities.

         CHANGES REQUIRING APPROVAL OF ALL HOLDERS. First, there are changes that cannot be made to either indenture and the debt securities issued under that indenture without the approval of the holder of each debt security affected by the changes (Section 902):

            o change the stated maturity of the principal of or interest on any debt security;

            o   reduce any amounts due on any debt security;

            o reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

            o   change the place or currency of payment on any debt security;

            o   impair the right of the holders to sue for payment;

            o impair any right that a holder of a debt security may have to exchange or convert the debt security for or into our common stock, preferred stock or depositary shares;

            o reduce the percentage of the securities of any series whose holders' consent is needed to modify the indenture;

            o reduce the percentage of the securities of any series whose holders' consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

            o in the case of subordinated debt securities, modify the ranking or priority of the securities in a way that is adverse to the holders in any material respect; or

            o modify any aspect of the provisions dealing with modification and waiver of the indenture, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without consent of the holder of each affected debt security.

         CHANGES REQUIRING CONSENT BY THE HOLDERS OF 66 2/3% OF THE DEBT SECURITIES OF EACH AFFECTED SERIES. The second type of change to either indenture and the debt securities issued under that indenture requires a vote in favor by holders owning 66 2/3% of the principal amount of the debt securities of each series affected by the change. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities in any material respect. (Section 902)

         CHANGES NOT REQUIRING APPROVAL. The third type of change does not require any consent by holders of the debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect and changes that affect only debt securities to be issued under the indenture after the changes take effect. (Section 901)

WAIVER

         A vote in favor by holders owning a majority of the principal amount of the debt securities of an affected series would be required for us to obtain a waiver of all or part of the restrictive covenants described below under "Restrictive Covenants in Senior Debt Indenture" beginning on page 17 or a waiver of a past default with respect to the series. However, we cannot obtain a waiver of a payment default or any other aspect of either indenture or the debt securities listed above under "Changes Requiring Approval of All Holders" beginning on page 13 unless we obtain the individual consent of each holder of securities affected by the change. (Sections 513 and 1011)

RULES CONCERNING VOTING

         When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security (Section 101):

            o For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these securities were accelerated to that date because of a default.

            o For debt securities whose principal amount is not known, because, for example, it is based on an index, we will use a special rule described in the prospectus supplement.

            o For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

         Debt securities will not be considered outstanding and will, therefore, not be eligible to vote if we have deposited or set aside in trust for the holders money for their payment or redemption. In addition, securities will not be eligible to vote if they have been fully defeased as described under "Defeasance and Covenant Defeasance -- Full Defeasance" beginning on page 20.

Also, securities that we or our affiliates own will not be considered outstanding. However, securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the trustee's satisfaction the pledgee's right to vote with respect to the securities and that the pledgee is not one of the persons referred to in the preceding sentence.

         In certain circumstances, we or the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities, that vote or action may be taken only if holders of the required percentage of outstanding debt securities vote within 90 days of the record date to approve taking the action.

REMEDIES IF AN EVENT OF DEFAULT OCCURS

         If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of any event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "Subordination of Subordinated Debt Securities" beginning on page 10.

         Each indenture defines an "event of default" with respect to the debt securities of any series to mean any of the following (Section 501):

            o our failure to pay interest on a debt security of that series within 30 days after its due date;

            o our failure to pay the principal of, or any premium on, a debt security of that series at its due date, and continuance of that failure for a period of 30 days if the security became due by its terms as a result of a sinking fund provision;

            o our failure to deposit any sinking fund payment with respect to debt securities of that series within 30 days after it becomes due;

            o our failure to perform, or breach of, any other covenant or warranty of Solutia in the indenture with respect to debt securities of that series that continues for 90 days after a written notice to us by the applicable trustee or to us and the trustee by the holders of at least 25% of the principal amount of the outstanding debt securities of that series stating that we are in default;

            o our filing for bankruptcy or the occurrence of other specific events of bankruptcy, insolvency, or reorganization; and

            o the occurrence of any other event of default with respect to any debt securities of that series described in the prospectus supplement.

         If an event of default applicable to any series of debt securities then outstanding occurs and continues, the applicable trustee or the holders of at least 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the entire principal of all the debt securities of that series to be due and payable immediately. If the event of default occurs because of specified events in bankruptcy, insolvency or reorganization relating to Solutia, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. Each of the situations described above is called a declaration of acceleration of maturity. Under certain circumstances, the holders of a majority of the principal amount of the securities of that series may cancel the declaration of acceleration of maturity and waive the past defaults. (Sections 502 and 513)

         For most defaults under either indenture with respect to any series of debt securities, the trustee will be required to give to the holders of the securities of the series notice of a default known to it within 90 days of the occurrence of the default. For these purposes, a default is defined as the occurrence of any of the events set forth in the events of default in the indenture, without any grace periods and regardless of notice. For defaults described in the fourth bullet from the top in this subsection, the trustee is not to give notice until at least 30 days after the occurrence of the default. The trustee may withhold notice of any default, except in the payment of principal or interest or any sinking fund installment, if it decides in good faith that withholding notice is in the interests of the holders. (Section 602)

         Generally, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liabilities. This protection is called an "indemnity." (Section 603) If they provide this indemnity, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee to exercise any other action permitted under the applicable indenture. The trustee may decline to act if the direction given is contrary to law or the applicable indenture. (Section 512)

         Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur (Section 507):

            o You must give the trustee written notice that an event of default has occurred and is continuing;

            o The holders of not less than 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

            o The trustee must not have taken action for 60 days after receipt of the above notice, request and offer of indemnity; and

            o During those 60 days, the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the relevant series.

         However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section
508)

COVENANTS

         Under each indenture, we have agreed to:

            o pay the principal of and any premium and interest on the debt securities when due (Section 1001);

            o   maintain a place of payment (Section 1002);

            o deposit sufficient funds with the paying agent on or before the due date for any principal, interest or premium payment, or, if Solutia acts as its own paying agent, segregate the funds and hold them in trust for the benefit of the holders of the debt securities (Section 1003);

            o maintain Solutia's corporate existence, except as described under "Consolidation, Merger or Sale of Assets" beginning on page 12 (Section 1007);

            o make repairs to our principal manufacturing facilities in the United States (unless we determine that the facility is no longer necessary for our business) (Section 1005);

            o pay all material taxes and other specified claims (except those Solutia is contesting in good faith) when due (Section 1004); and

            o deliver a certificate to the trustee each year about Solutia's compliance with its obligations under the indenture (Section 1006).

RESTRICTIVE COVENANTS IN SENIOR DEBT INDENTURE

         RESTRICTION UPON LIENS. Some of our property and the property of our subsidiaries may be subject to a mortgage or other legal mechanism that gives some of our lenders preferential rights in those assets over other lenders, including the holders of our debt securities, and over our general creditors if we fail to pay them back. These preferential rights are called "liens." Under the senior debt indenture, we promise that we and our Restricted Subsidiaries will not become obligated on any new debt that is secured by a lien on any Principal Property or on any shares of stock or debt of any of our Restricted Subsidiaries unless we grant an equivalent or higher ranking lien on the same property to the holders of our senior debt securities.

         We do not need to comply with this restriction if the amount of all debt that would be secured by liens on Principal Properties is less than 15% of our Consolidated Net Tangible Assets. Liens on Principal Properties include the new debt and all "Attributable Debt," as described under "Restriction Upon Sales and Leasebacks" beginning on page 18, which results from a sale and leaseback transaction involving Principal Properties that is entered into after the date of the senior debt indenture, but excludes sale and leaseback transactions the proceeds of which are applied to purchase a new Principal Property or retire Funded Debt as described under "Restriction Upon Sales and Leasebacks" beginning on page 18,

         This restriction on liens does not apply to debt secured by certain types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include:

            o Liens that existed as of the date of the senior debt indenture;

            o Liens on the property of any of our Restricted Subsidiaries, or on their shares of stock or debt, if those liens existed at the time the corporation became our Restricted Subsidiary;

            o Liens on property that existed at the time Solutia acquired the property or that Solutia granted in order to purchase the property, sometimes called "purchase money mortgages";

            o Liens to secure the cost of exploration, drilling, development, operation, construction, alteration, repair or improvement of properties that are not then Principal Properties;

            o Liens in favor of U.S. governmental bodies that we granted in order to assure our payments to these bodies or that we owe by law or because of a contract;

            o   Liens in favor of Solutia or our Restricted Subsidiaries;

            o Certain liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money; and

            o Liens that extend, renew or replace any of the listed types of liens.

         In addition, production payments and other similar financial arrangements with regard to oil, gas and mineral properties are not considered liens securing indebtedness for money borrowed. (Section 1008)

         RESTRICTION UPON SALES AND LEASEBACKS. Under the senior debt indenture, we promise that neither we nor any of our Restricted Subsidiaries will enter into any sale and leaseback transaction involving a Principal Property unless we comply with this covenant. A "sale and leaseback transaction" is generally an arrangement between us or a Restricted Subsidiary and a lender in which we or the Restricted Subsidiary sell a property to the lender and then lease it back from the lender more than 120 days after the property has been acquired or constructed and full operation has begun. Sales and leasebacks of a facility to the extent financed with Industrial Development Bonds are not included in the definition.

         This restriction on sales and leasebacks does not apply to a sale and leaseback:

            o completed within 120 days after the acquisition or completion of construction of the property and the beginning of its full operation;

            o if we or our Restricted Subsidiary could grant a lien on the Principal Property in an amount equal to the Attributable Debt for the sale and leaseback transaction without being required to grant an equivalent or higher ranking lien to the holders of the senior debt securities under the "Restriction Upon Liens" described beginning on page 17;

            o   that is between Solutia and one of its Restricted
                Subsidiaries or between Restricted Subsidiaries; or

            o that involves a lease with a period of three years or less by the end of which we intend to discontinue use of the relevant Principal Property.

         Solutia can comply with this covenant if it applies, within 120 days of the transaction, an amount that equals the fair market value of the Principal Property that we lease in the transaction to (a) purchase another Principal Property or (b) retire Funded Debt, subject to credits for certain voluntary retirements of debt securities and Funded Debt we may make. (Section 1009)

DEFINITIONS USED IN RESTRICTIONS ON LIENS AND RESTRICTIONS ON SALE AND LEASEBACKS. Following are the meanings of the terms that are important in understanding the two restrictive covenants described above beginning on page 17:

         "Attributable Debt" means the total net amount of rent (discounted to present value at an annual rate equal to the discount rate that would apply to a capital lease obligation with the same term) that is required to be paid during the remaining term of a lease.

         "Consolidated Net Tangible Assets" means the total amount of assets (less reserves and other permitted deductible items) after subtracting all current liabilities (other than those which Solutia by their terms may choose to renew or extend beyond 12 months from the date of determination) and all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and similar intangible assets, as these amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

         "Funded Debt" means all debt for borrowed money, or evidenced by a bond, debenture, note or similar document, that:

            o has a maturity of more than 12 months from the date on which the calculation of Funded Debt is made; or

            o has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.

It also includes commercial paper that is accounted for as long-term debt on Solutia's balance sheet.

         "Industrial Development Bonds" means obligations issued or guaranteed by, or supported by the full faith and credit of, a governmental entity or authority in the United States.

         "Principal Property" means any building, structure or other facility, and the land on which it sits and its associated fixtures, that we use primarily for manufacturing and that is located in the United States, which has a book value, before depreciation, of greater than 3% of Consolidated Net Tangible Assets, other than a building, structure or other facility that we have determined is not of material importance to the total business that we and our Restricted Subsidiaries conduct or that is financed by Industrial Development Bonds.

         "Restricted Subsidiary" means any subsidiary of Solutia that owns any Principal Property. A "subsidiary" is any person in which we and/or one or more of our other subsidiaries owns more than 50% of the voting power of the "voting stock." "Voting stock" of any person means capital stock issued by a corporation, or equivalent interests (including partnership, membership, trust or other ownership or beneficial interests) in any other person, having ordinary voting power for the election of directors (or persons performing similar functions) of that person, whether at all times or only so long as no other class of securities of that person has voting power of that kind by reason of the occurrence of any contingency.

DEFEASANCE AND COVENANT DEFEASANCE

         The following discussion of defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

FULL DEFEASANCE

         If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series (called "full defeasance") on the 91st day after the date of the deposit referred to in the first bullet below if we satisfy the conditions below. (Section 403):

            o We must deposit in trust for the benefit of all holders of the debt securities a combination of money and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

            o There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

            o We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

            o In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting (after notice or lapse of time or both) the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

            o We must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

         If we ever fully defeased your debt securities, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If the debt securities are subordinated debt securities, their holders would be released from the subordination provisions described under "Subordination of Subordinated Debt Securities" beginning on page 10.

COVENANT DEFEASANCE

         Under current federal tax law, we can make the same type of deposit described above and be released from the restriction on liens and restriction on sales and leaseback described under "Restrictive Covenants in Senior Debt Indenture" beginning on page 17 and any other restrictive covenants relating to your debt security that may be described in your prospectus supplement. The release from these covenants is called "covenant defeasance." In that event, you would lose the protection of these covenants, and any omission to comply with them would not constitute an event of default. You would, however, gain the protection of having money and securities set aside in trust to repay the debt securities. If the debt securities are subordinated, their holders would be released from the subordination provisions described above under "Subordination of Subordinated Debt Securities" beginning on page 10. In order to achieve covenant defeasance, we must do the following (Section 1010):

            o We must deposit in trust for the benefit of all holders of the debt securities a combination of money and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

            o We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

            o In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting (after notice or lapse of time or both) the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

            o We must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

         If we accomplish covenant defeasance with regard to your debt securities, the following provisions of the applicable indenture and the debt securities would no longer apply:

            o If your debt securities are senior debt securities, our promises about restriction of liens and restriction against sales and leasebacks described under "Restrictive Covenants in Senior Debt Indenture" beginning on page 17.

            o Any other covenants applicable to the series of debt securities described in the prospectus supplement.

            o The condition regarding the treatment of liens when we merge or engage in similar transactions as described above under "Consolidation, Merger or Sale of Assets" beginning on page 12.

            o The events of default relating to breach of covenants described above under "Remedies If an Event of Default Occurs" beginning on page 15.

            o If the securities are subordinated, the subordination provisions of the debt securities described above under "Subordination of Subordinated Debt Securities" beginning on page 10.

         If we accomplish covenant defeasance, the holders of the debt securities could still look to us for repayment of those securities if there were a shortfall in the trust deposits. If a remaining event of default occurred and the debt securities became immediately due and payable, there could be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

LEGAL OWNERSHIP

STREET NAME AND OTHER INDIRECT OWNERS

         Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in "street name." Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold securities in street name, you should check with your own institution to find out:

            o   How it handles securities payments and notices.

            o   Whether it imposes fees or charges.

            o   How it would handle voting if ever required.

            o Whether and how you can instruct it to send you securities registered in your own name so you can be a holder as described below.

            o How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

REGISTERED HOLDERS

         Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold securities in street name or by other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of book-entry securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

BOOK-ENTRY SECURITIES

         WHAT IS A BOOK-ENTRY SECURITY? A book-entry security is a special type of indirectly held security, as described above under "Street Name and Other Indirect Owners". If we choose to issue securities in the form of book-entry securities, the ultimate beneficial owners can only be indirect owners. We do this by requiring that the book-entry security be registered in the name of a financial institution we select and by requiring that the securities included in the book-entry security not be transferred to the name of any other holder unless the special circumstances described below occur. The financial institution that acts as the sole holder of the book-entry security is called the "depositary." Any person wishing to own a security must do so indirectly by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of book-entry securities.

         SPECIAL INVESTOR CONSIDERATIONS FOR BOOK-ENTRY SECURITIES. As an indirect owner, an investor's rights relating to a book-entry security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the book-entry security.

         An investor should be aware that if securities are issued only in the form of book-entry securities:

            o The investor cannot get securities registered in his or her own name and cannot receive physical certificates for his or her interest in the securities, except in the special situations we describe below.

            o The investor will be a street name owner and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities. See "Street Name and Other Indirect Owners" beginning on page 23 for information about these procedures.

            o The investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

            o The investor may not be able to pledge his or her interest in the securities in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

            o The depositary's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the book-entry security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the book-entry security. We and the trustee also do not supervise the depositary in any way.

            o The depositary will require that interests in a book-entry security be purchased or sold within its system using same-day funds and your broker or bank may require you to do so as well.

         SPECIAL SITUATIONS WHEN A BOOK-ENTRY SECURITY WILL BE TERMINATED. In a few special situations described below, a book-entry security will terminate and interests in it will be exchanged for physical certificates representing the securities it represented. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be holders. The rights of street name investors and holders in the securities are described under "Street Name and Other Indirect Owners" beginning on page 23 and "Registered Holders" on page 23.

         The special situations for termination of a book-entry security are (Section 305):

            o If the depositary notifies us that it is unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under applicable law, and we have not appointed a successor depositary within 90 days.

            o If we notify the trustee that we wish to terminate the book-entry security.

            o If an event of default on the securities has occurred and is continuing. Defaults are discussed above under "Remedies If an Event of Default Occurs" beginning on page 15.

         The prospectus supplement may also list additional situations for terminating a book-entry security that would apply only to the particular series of securities covered by the prospectus supplement.

         If a book-entry security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the book-entry security will be registered and, therefore, who will be the holders of those securities.

CERTIFICATED DEBT SECURITIES

         If we issue certificated debt securities, they will be registered in the name of the holder of the debt security. Holders may transfer or exchange these certificated debt securities without the payment of any service charge, other than any tax or other governmental charge, by contacting the trustee. (Section 305)

         We will pay principal of, and any premium and interest on, certificated debt securities at designated places, or we may choose to make these payments by check mailed to the persons in whose names the debt securities are registered or by wire transfer to their accounts, on days specified in the prospectus supplement. (Section 202)

GOVERNING LAW

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
(Section 112)

ABOUT THE TRUSTEE AND PAYING AGENT

         The JPMorgan Chase Bank will be the trustee under both the senior debt indenture and the subordinated debt indenture.

         We maintain banking relationships in the ordinary course of business with JPMorgan Chase. JPMorgan Chase is a lending bank under a revolving credit agreement with Solutia and acts as the issuing and paying agent for our commercial paper programs. JPMorgan Chase is also the trustee under an indenture relating to other senior indebtedness of Solutia. An affiliate of JPMorgan Chase is one of the investment banks that advise us on merger and acquisition activities.

         If an event of default, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, occurs, the trustee may be considered to have a conflicting interest with respect to the securities offered by this prospectus and any accompanying prospectus supplement, or with respect to the securities outstanding under that other indenture, for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the indenture under which the securities offered by this prospectus and any accompanying prospectus supplement will be issued, and we would be required to appoint a successor trustee.

         At any time, the trustee under either indenture may resign or be removed by the holders of at least a majority in principal amount of any series of the outstanding debt securities of that indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the indenture.

         The trustee will act as paying agent for the debt securities unless a different paying agent is identified in any prospectus supplement.

                           DESCRIPTION OF COMMON STOCK

         The following description summarizes the terms of the common stock that we may issue. Because the description below and in any prospectus supplement does not contain all of the information that you may find useful, you should read our Restated Certificate of Incorporation, our by-laws and our Rights Agreement for all of the terms of our common stock. See "Where You Can Find More Information" beginning on page 1 to find out how you can obtain a copy of these documents.

         Our Restated Certificate of Incorporation provides that we have authority to issue 600,000,000 shares of our common stock, par value $0.01 per share. We also have authority to issue 10,000,000 shares of our preferred stock, par value $0.01 per share. We describe the preferred stock under the heading "Description of Preferred Stock" beginning on page 30.

TERMS OF THE COMMON STOCK

         On November 30, 2001, there were 104,382,812 shares of common stock issued and outstanding, 14,017,823 shares held as treasury shares, and 25,020,176 shares reserved for issuance under Solutia's stock option plans.

         VOTING RIGHTS. Each holder of shares of our common stock is entitled to attend all special and annual meetings of our stockholders. Except for any special voting rights of any series of preferred stock that we may issue in the future, the holders of our common stock have one vote for each share held on all matters voted upon by our stockholders, including the election of our directors. Holders of common stock may not cumulate their votes in elections of directors.

         DIVIDEND RIGHTS. Except for any preferential rights of holders of any preferred stock that may then be issued and outstanding, holders of our common stock are entitled to receive dividends when declared by our board of directors from legally available funds.

         LIQUIDATION RIGHTS. In the event of a liquidation, whether voluntary or involuntary, of Solutia, the holders of our common stock will be entitled to receive, proportionally according to the number of shares held by each, all assets of Solutia remaining for distribution after payment to creditors and the holders of any issued and outstanding preferred stock of the full preferential amounts to which they are entitled.

         NO PREEMPTIVE RIGHTS OR RIGHT OF REDEMPTION. Other than the rights discussed under "Shareholder Rights Plan" below, holders of our common stock do not have preemptive rights to subscribe for and purchase any new or additional issue of common stock or securities convertible into common stock. Shares of our common stock are not subject to redemption.

         STOCK EXCHANGE LISTING AND TRANSFER AGENT. The outstanding shares of our common stock are listed on the New York Stock Exchange. The transfer agent and registrar of our common stock is EquiServe Trust Company, N.A.

SHAREHOLDER RIGHTS PLAN

         We have had a shareholder rights plan in effect since we became an independent, publicly held company. Before September 1, 1997, the date upon which Monsanto distributed all of the outstanding shares of Solutia stock as a dividend to Monsanto's stockholders, our board of directors declared a dividend of one preferred share purchase right on each share of our common stock issued in the distribution and authorized the issuance of one right for each share of common stock issued after September 1, 1997, until the earliest of the date the rights become exercisable, the date Solutia redeems the rights and the termination date of the rights plan.

         The rights become exercisable on the earlier of (a) ten days after a public announcement that a person or group has acquired beneficial ownership of 20% or more of Solutia's outstanding common stock, or (b) ten business days (or such later date as determined by Solutia's board of directors) after the commencement of a tender or exchange offer, or the announcement of an intention to commence a tender or exchange offer, that would result in beneficial ownership of 20% or more of Solutia's outstanding common stock. Before the rights become exercisable, the board of directors is generally authorized to reduce the 20% thresholds to not less than the greater of (x) the sum of .001% and the largest percentage of the outstanding common stock then known by Solutia to be beneficially owned by any person and (y) 10%.

         If the rights become exercisable, each right entitles the registered holder to purchase from Solutia one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $125 per one one-hundredth of a share, subject to adjustment. In addition, upon the occurrence of certain events, and upon payment of the then current purchase price, the rights may "flip in" and entitle holders to buy Solutia common stock, or "flip over" and entitle holders to buy common stock in an acquiring entity, in such amount that the market value of the purchased stock of Solutia or the acquiring entity is equal to twice the then current purchase price of that stock under the rights . In addition, under certain conditions, Solutia's board of directors may, at its option, exchange part or all of the rights for shares of Solutia common stock at an exchange ratio of one share for every right, subject to adjustment.

         The rights are nonvoting and may be redeemed by Solutia for one cent per right, subject to adjustment, at any time before any person or group acquires beneficial ownership of 20% or more of Solutia's outstanding common stock. The rights expire September 1, 2007.

         Because this summary of the rights does not contain all of the information that you may find useful, you should read the Rights Agreement for all the terms applicable to the rights. See "Where You Can Find More Information" beginning on page 1 to find out how you can obtain a copy of the Rights Agreement.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

         Various provisions of the Delaware General Corporation Law and Solutia's Restated Certificate of Incorporation and by-laws, as well as the shareholder rights plan described beginning on page 28, may make more difficult the acquisition of control of Solutia by means of a tender offer, open market purchases, a proxy fight or other means that are not approved by Solutia's board of directors. See "Where You Can Find More Information" beginning on page 1 to find out how you can obtain a copy of Solutia's Restated Certificate of Incorporation and by-laws.

SHAREHOLDER RIGHTS PLAN AND BUSINESS COMBINATIONS UNDER DELAWARE LAW

         As described under "Shareholders Rights Plan" beginning on page 28, we have adopted a shareholder rights plan that has the effect of providing our stockholders with the right to purchase shares of our common stock, or securities of an acquiring company, at half the market price under certain circumstances involving a potential change in control of Solutia that has not been approved by our board of directors. In addition, the Delaware General Corporation Law provides that any beneficial owner of 15% or more of Solutia's voting stock is prohibited, without the prior approval of the board of directors, from entering into any business combination with Solutia for three years from the date that 15% ownership interest is acquired unless the combination otherwise satisfies Section 203 of the Delaware General Corporation Law.

CHARTER AND BY-LAW PROVISIONS

         The following provisions of our Restated Certificate of Incorporation and by-laws could have an antitakeover effect:

         CLASSIFIED BOARD OF DIRECTORS; VACANCIES; AND LIMITATIONS ON REMOVAL OF DIRECTORS. Our Restated Certificate of Incorporation classifies our board of directors into three classes and provides that, subject to any rights of the holders of preferred stock, only a majority of the board of directors then in office has the authority to fill any vacancies on our board of directors. Directors may be removed from office only with cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Solutia stock entitled to vote generally in the election of directors.

         NO WRITTEN CONSENT OR CALLING OF SPECIAL MEETINGS BY STOCKHOLDERS. Our Restated Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of our stockholders and explicitly prohibits stockholder action by written consent instead of a meeting. A vote of the holders of 80% of the voting power of the then outstanding shares of Solutia stock entitled to vote generally in the election of directors is required to amend these provisions. In addition, our by-laws provide that, subject to the rights of holders of preferred stock, only our chairman of the board, our president or our board of directors can call a special meeting.

         ADVANCE NOTICE PROVISION. Our by-laws provide for an advance notice procedure for the nomination, other than by our board of directors, of candidates for election as directors at an annual meeting of stockholders. Our by-laws also provide for an advance notice procedure for business, except for items of business included in our proxy statement, to be brought before an annual or special meeting of stockholders. Under these provisions, a stockholder must give us written notice that complies with the specifications of our by-laws of an intention to nominate a director for election at an annual meeting or bring other business before an annual or special meeting. To be timely, we must generally receive this notice not less than 90 days nor more than 120 days before the meeting.

         ABILITY TO ISSUE PREFERRED AND COMMON STOCK. Our Restated Certificate of Incorporation authorizes our board of directors to establish series of preferred stock and to determine for each series the designation, powers, preferences and special rights of the shares of the series and the qualifications, limitations and restrictions on these powers, preferences and special rights. In addition, we have available for issuance authorized but unissued shares of common stock. The authorized shares of preferred and common stock could be issued without action by our stockholders unless their action was required by law or the rules of any stock exchange on which Solutia may be listed. Our board of directors could issue preferred stock in one or more transactions with terms that might make the acquisition of a controlling interest in Solutia more difficult or costly. Our board could also issue additional authorized shares of common stock to defend Solutia against a hostile takeover bid by diluting the stock ownership of a potential acquiror, or our board could use the authorized but unissued shares in a private placement with purchasers who might side with our board of directors in opposing a specific change of control.

         AMENDMENT OF CHARTER PROVISIONS AND BY-LAWS. The affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Solutia stock entitled to vote generally in the election of directors would be required to amend the provisions of our Restated Certificate of Incorporation pertaining to classification of the board of directors, the number of directors, filling vacancies in the board of directors, removal of directors, and the requirement that stockholders can act only at annual or special meetings and not by written consent. In addition, the affirmative vote of at least 80% of the voting power of the then outstanding shares of Solutia stock entitled to vote generally in the election of directors would be required for our stockholders to adopt, amend or repeal any provision of our by-laws.

                         DESCRIPTION OF PREFERRED STOCK

         The following description summarizes the terms of the preferred stock that we may issue. The prospectus supplement for a particular series of preferred stock will describe the specific terms of that series. Because the description below and in any prospectus supplement does not contain all of the information you may find useful, you should read our Restated Certificate of Incorporation, the Certificate of Designations for the applicable series of preferred stock and our by-laws for all of the terms of the preferred stock. See "Where You Can Find More Information" beginning on page 1 to find out how you can obtain a copy of these documents.

AUTHORITY OF THE BOARD TO ISSUE PREFERRED STOCK

         Our Restated Certificate of Incorporation authorizes our board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and for such consideration as the board may fix from time to time. The board has the authority to fix, before the issuance of any shares of preferred stock of a particular series, the designation, powers, preferences and special rights of the shares of the series and the qualifications, limitations and restrictions on those powers, preferences and special rights. On the date of this prospectus, no shares of preferred stock were outstanding, but 1,600,000 shares of Series A Junior Participating Preferred Stock were authorized and reserved for issuance under the shareholder rights plan described beginning on page 28.

         You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

            o the title of the series and the number of shares in the series;

            o   the price at which the preferred stock will be offered;

            o the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

            o the voting rights, if any, of the holders of shares of the preferred stock being offered;

            o the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

            o   the liquidation preference per share;

            o the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

            o the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

            o any listing of the preferred stock being offered on any securities exchange;

            o whether interests in the shares of the series will be represented by depositary shares;

            o a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

            o the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of Solutia's affairs;

            o any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of Solutia's affairs; and

            o any additional rights, preferences, qualifications, limitations and restrictions of the series.

         The preferred stock of each series will rank senior to the common stock and the Series A Junior Participating Preferred Stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or winding up of Solutia, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled.

         Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

         The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

         We may elect to offer fractional interests in shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock.

         The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

         If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

         If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

         After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

VOTING THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder's depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action which the depositary may consider necessary in order to enable the depositary to vote the shares.

AMENDMENT AND TERMINATION OF DEPOSITARY AGREEMENT

         We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

CHARGES OF DEPOSITARY

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

MISCELLANEOUS

         The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock. Neither the depositary nor Solutia will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Solutia and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

         The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

            o   the title of the warrants;

            o the designation, amount and terms of the securities for which the warrants are exercisable;

            o the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

            o   the price or prices at which the warrants will be issued;

            o   the aggregate number of warrants;

            o any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

            o the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

            o if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

            o if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

            o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

            o the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

            o the maximum or minimum number of warrants which may be exercised at any time; and

            o   information with respect to book-entry procedures, if any.

EXERCISE OF WARRANTS

         Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

                   DESCRIPTION OF STOCK PURCHASE CONTRACTS AND
                              STOCK PURCHASE UNITS

         We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

         The stock purchase contracts may be issued separately or as part of units that we call "stock purchase units." Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts.

         The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

         The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

         We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

         We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

         If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         We may also sell securities directly to one or more purchasers without using underwriters or agents.

         Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

         Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

         Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

         We expect that the net proceeds from the sale of some of the securities under this registration statement will be used to reduce borrowings under our bank credit facility and that affiliates of some of the lenders under that facility will participate in offerings of the securities as underwriters. Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. will apply to any offering whose net proceeds will be used to reduce borrowings under the credit facility owed to affiliates of underwriters participating in the offering.

                       VALIDITY OF THE OFFERED SECURITIES

         The validity of the offered securities will be passed upon for us by Karl R. Barnickol, who is our Senior Vice President, General Counsel and Secretary. On December 14, 2001, Mr. Barnickol owned 156,059 shares of our common stock and options to purchase an additional 269,116 shares.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference from our Current Report on Form 8-K filed December 21, 2001, and the financial statement schedule listed in
Item 14 incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table shows the costs and expenses we expect to pay, except for any underwriters' fees and expenses, in connection with the offered securities. All of the amounts are estimated except the SEC registration fee.

SEC Registration Fee....................................................      $191,200
Blue Sky Fees...........................................................        10,000
Printing Expenses.......................................................       100,000
Legal Fees and Expenses.................................................        90,000
Accounting Fees and Expenses............................................        50,000
Transfer Agent and Registrar, Trustee and Depositary Fees...............        50,000
New York Stock Exchange Listing Fees....................................        90,000
Rating Agency Fees......................................................       613,000
Miscellaneous Expenses..................................................         5,800
                                                                          ------------
Total...................................................................     1,200,000
                                                                          ============


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under specified conditions and subject to specified limitations.

         Article VIII of Solutia's Restated Certificate of Incorporation and
Article VII of its by-laws provide for indemnification of any director or officer to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         In addition, Solutia maintains directors' and officers' liability insurance for the benefit of its directors and officers.

         The form of Underwriting Agreement included as an exhibit to this registration statement provides for indemnification of directors and officers of Solutia against certain liabilities.

ITEM 16. EXHIBITS

         A list of exhibits is set forth in the Exhibit Index appearing elsewhere in this Registration Statement and is incorporated by reference.

ITEM 17. UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)  The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) pursuant to the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 20th day of December, 2001.
                                              SOLUTIA INC.



                                              By: /s/ Robert A. Clausen
                                                  ---------------------
                                                  Robert A. Clausen
                                                  Senior Vice President
                                                  and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                                       Title                               Date
            ---------                                       -----                               ----

                  *                      Chairman, President, Chief Executive Officer
------------------------------------     and Director (Principal Executive Officer)       December 20, 2001
          John C. Hunter III

        /s/Robert A. Clausen             Senior Vice President and Chief Financial
------------------------------------     Officer (Principal Financial Officer)            December 20, 2001
           Robert A. Clausen

          /s/ J.M. Sullivan              Vice President and Controller (Principal
------------------------------------     Accounting Officer)                              December 20, 2001
           James M. Sullivan

                  *                      Vice Chairman and Director                       December 20, 2001
------------------------------------
           Michael E. Miller

                  *                      Director                                         December 20, 2001
------------------------------------
             Paul Donovan

                  *                      Director                                         December 20, 2001
------------------------------------
           Paul H. Hatfield

                  *                      Director                                         December 20, 2001
------------------------------------
           Robert H. Jenkins

                  *                      Director                                         December 20, 2001
------------------------------------
          Frank A. Metz, Jr.


                                     II - 4



                  *                      Director                                              December 20, 2001
------------------------------------
          J. Patrick Mulcahy

                  *                      Director                                              December 20, 2001
------------------------------------
           Sally G. Narodick

                  *                      Director                                              December 20, 2001
------------------------------------
       William D. Ruckelshaus

                  *                      Director                                              December 20, 2001
------------------------------------
         John B. Slaughter


         *Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

/s/ Karl R. Barnickol
---------------------
Karl R. Barnickol
(Attorney-in-Fact)

                                  EXHIBIT INDEX


EXHIBIT NUMBER                            DESCRIPTION
--------------                            -----------

1               Form of Underwriting Agreement (for debt securities)
                (incorporated by reference from Solutia's Form S-3 Registration
                Statement (No. 333-46070) filed on September 19, 2000)

2               Not Applicable

4.1             Restated Certificate of Incorporation of Solutia Inc.
                as of October 28, 1997 (incorporated by reference to Exhibit 3(a) of Solutia Inc.'s Form S-1 Registration
                Statement (No. 333-36355), filed on September 25, 1997)

4.2             By-Laws of Solutia Inc. (incorporated by reference to
                Exhibit 3(b) of Solutia Inc.'s Form 10-Q for the quarter ended March 31, 1999 (File No. 011-13255))

4.3             Rights Agreement (incorporated by reference to Exhibit 4
                of Solutia Inc.'s Registration Statement on Form 10
                (File No. 001-13255) filed on August 7, 1997)

4.4 Amendment to Rights Agreement, dated as of November 1, 2001 and Certificate regarding Change of Rights Agent

4.5             Form of Indenture between Solutia Inc. and JPMorgan Chase
                Bank as Trustee, providing for Issuance of Senior Debt
                Securities in Series (incorporated by reference from Solutia's Form S-3 Registration Statement (No. 333-46070)
                filed on September 19, 2000)

4.6             Form of Indenture between Solutia Inc. and [________] as
                Trustee, providing for Issuance of Subordinated Debt
                Securities in Series (incorporated by reference from Solutia's Form S-3 Registration Statement (No. 333-46070)
                filed on September 19, 2000)

4.7* Form of Deposit Agreement between Solutia Inc., [__________] and the Holders from Time to Time of the Depositary Shares
                Described Therein

4.8*            Form of Certificate of Designations of the [___]% Series
                [___] [Convertible] Preferred Stock (Par Value $.01 Per
                Share) of Solutia Inc.

4.9*            Form of Warrant Agreement between Solutia Inc. and
                [__________], as Warrant Agent

5               Opinion of Karl R. Barnickol, Esq.

8               Not Applicable



12              Computation of Ratio of Earnings to Fixed Charges
                (incorporated by reference to Exhibit 99 of Solutia Inc.'s
                Form 10-Q for the quarter ended September 30, 2001
                (File No. 001-13255))

15              Not Applicable

23.1            Consent of Deloitte & Touche LLP

23.2            Consent of Karl R. Barnickol, Esq. (included in Exhibit 5)

24              Powers of Attorney

25 Statement of Eligibility on Form T-1 of JPMorgan Chase Bank, as trustee under the Indenture providing for the issuance of the senior debt securities and the Indenture providing for the issuance of the subordinated debt securities

26              Not Applicable

27              Not Applicable


----------------------------
* To be filed, if necessary, after the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.